BRE PROPERTIES, INC.
- --------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
- --------------------------------------------------------------------------------

STATEMENT OF EARNINGS PER SHARE

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.


                                                     For the Three Months Ended
                                                             October 31
                                                     --------------------------

Computation:                                             1994           1993
                                                         ----           ----

Shares outstanding at beginning of year               10,916,483     10,912,399

Averaged for dates of grants or exercises:
  Exercisable, in-the-money, stock options                 8,736         22,845
  Restricted shares granted, less forfeitures              6,750          2,138
  Exercise of stock options                                                 633
                                                     -----------    -----------
Average shares outstanding                            10,931,969     10,938,015
                                                     -----------    -----------
                                                     -----------    -----------

Net income before gain on sales of investments       $ 5,457,158    $ 4,992,556
                                                     -----------    -----------
                                                     -----------    -----------

Computation                                                 $.50           $.46
                                                     -----------    -----------
                                                     -----------    -----------

Net gain on sales of investments                           --             --
                                                     -----------    -----------
                                                     -----------    -----------

Computation                                                --             --
                                                     -----------    -----------
                                                     -----------    -----------

PRIMARY EARNINGS PER SHARE                                  $.50           $.46
                                                     -----------    -----------
                                                     -----------    -----------


BRE PROPERTIES, INC.
- --------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (Continued)
- --------------------------------------------------------------------------------

                                                     For the Three Months Ended
                                                             October 31
                                                     --------------------------

FULLY DILUTED EARNINGS PER SHARE                         1994           1993
                                                         ----           ----

Shares outstanding at end of period                   10,925,493     10,916,583

Exercisable, in-the-money stock options                    8,736         22,845
                                                     -----------    -----------

     Total Shares                                     10,934,229     10,939,428
                                                     -----------    -----------
                                                     -----------    -----------

Income before gain on sales of investments           $ 5,457,158    $ 4,992,556

Net gain on investments                                       --             --
                                                     -----------    -----------
                                                     -----------    -----------
     Total Income                                    $ 5,457,158    $ 4,992,556
                                                     -----------    -----------
                                                     -----------    -----------

As computed                                                $ .50          $ .46
                                                     -----------    -----------
                                                     -----------    -----------

Net gain on sales of investments                           --             --
                                                     -----------    -----------
                                                     -----------    -----------

As computed                                                --             --
                                                     -----------    -----------
                                                     -----------    -----------

Fully diluted earnings per share                           $ .50          $ .46
                                                     -----------    -----------
                                                     -----------    -----------



                                       14